                                                                     EXHIBIT 5.1

                                                               September 5, 1995

                                                                      16199-0012
ICOT Corporation
3801 Zanker Road
San Jose, California 95150

                       REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

    We  have  acted  as  counsel to  ICOT  Corporation,  a  Delaware corporation
("ICOT"), in connection with the Registration Statement on Form S-4 (No. 33-62023) originally filed with the Securities and Exchange Commission (the "Commission") on August 23, 1995 and as amended by Amendment No. 1 thereto to be filed with the Commission on or about September 6, 1995 (collectively, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 6,788,924 shares of its $.20 par value per share Common Stock (the "Shares") to be issued in connection with the proposed merger (the "Merger") of IA Acquisition Corporation, a California corporation and a wholly-owned subsidiary of ICOT ("IAAC"), with and into Amati Communications Corporation, a California corporation ("Amati"), pursuant to an Amended and Restated Agreement and Plan of Reorganization and Merger dated August 3, 1995, among ICOT, Amati and IAAC (the "Reorganization Agreement") and the related Agreement of Merger among ICOT, Amati and IAAC (the "Merger Agreement").

    In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

        (a) Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of August 16, 1995 and certified to us by the President, Chief Executive Officer, Chief Financial Officer and Chairman of ICOT as being complete and in full force and effect as of the date of this opinion;

        (b) The Bylaws of ICOT certified to us by an officer of ICOT as being complete and in full force and effect as of the date of this opinion;

        (c) The form of Certificate of Amendment to ICOT's Certificate of Incorporation (the "Certificate of Amendment") authorizing an increase in the number of shares of ICOT Common Stock;

        (d) A Certificate of the President, Chief Executive Officer, Chief Financial Officer and Chairman of ICOT (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of ICOT relating to the Merger and (ii) certifying as to certain factual matters;

        (e) The Registration Statement;

        (f) The Reorganization Agreement and the Merger Agreement; and

        (g) A letter form Chemical Mellon Shareholder Services Company of California, ICOT's transfer agent, dated August 30, 1995, as to number of sales of ICOT common stock outstanding as of August 29, 1995.

    This opinion is limited to the Delaware General Corporation Law and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body, or as to any related judicial or administrative opinion.

    Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the Shares are issued in accordance with the terms of the Reorganization Agreement and the Merger Agreement, (iii) all applicable securities laws are complied with, (iv) the stockholders of ICOT and the shareholders of Amati approve the Merger, (v) stockholders of ICOT approve the increase in the authorized number of shares of ICOT Common Stock and is the Certificate of Amendment is filed with the Secretary of State of the State of Delaware, and (vi) the full consideration stated in the Reorganization Agreement is paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof, is it is our opinion that when issued by ICOT, the Shares will be legally issued, fully paid and nonassessable.

    This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments that occur after the date of this opinion.

    We hereby consent to the filing of this opinion as an exhibit to, and our being named under the heading "Legal Matters" in, the Registration Statement.

                                          Very truly yours,
                                          /s/ Heller Ehrman White & McAuliffe